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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 25, 1997

                               CODA ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                              0-10955                            75-1842480
   (STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION
   INCORPORATION OR ORGANIZATION)                                                         NO.)



                          5735 PINELAND DR., SUITE 300
                              DALLAS, TEXAS  75231
                             (ADDRESS OF PRINCIPAL
                               EXECUTIVE OFFICES
                                 AND ZIP CODE)

                                 (214) 692-1800
                       (REGISTRANT'S TELEPHONE NUMBER,
                             INCLUDING AREA CODE)


                              --------------------




================================================================================

ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT

         On November 26, 1997, Belco Oil & Gas Corp., a Nevada corporation ("Belco"), completed the merger (the "Merger") of its subsidiary Belco Acquisition Sub, Inc., a Delaware corporation ("Belco Sub"), with and into Coda Energy, Inc., a Delaware corporation ("Coda"), and Belco is now the beneficial owner of 100% of the voting securities of Coda.

         The Merger was effected pursuant to the terms of an Agreement and Plan of Merger, dated as of October 31, 1997, by and among Belco, Belco Sub and Coda (the "Merger Agreement"). In connection with the Merger, Belco paid an aggregate of approximately $191 million in cash ($149 million plus a $42 million adjustment for proceeds from the Taurus disposition described below) and issued warrants to purchase 1,666,667 shares of common stock, par value $0.01 per share, of Belco (the "Belco Common Stock") to the holders of the outstanding common stock, preferred stock and options to purchase common stock of Coda. The warrants are exercisable for a period of two years commencing on November 26, 1998 at an exercise price of $27.50 per share. The warrant exercise price and the number of shares of Belco Common Stock that may be issued pursuant to the exercise of the warrants will be adjusted to prevent dilution in the event of stock splits, stock dividends and certain other events affecting the capital structure of Belco.

         The holders of Coda's common stock, preferred stock and options to acquire Coda common stock who received consideration from Belco pursuant to the Merger consisted of Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), and members of Coda's management. The consideration paid and issued by Belco in connection with the Merger was determined by arms' length negotiations among Belco, Coda and certain stockholders of Coda, including JEDI (the holder of 95% of the Coda common stock, on a fully diluted basis, and 100% of the Coda preferred stock outstanding immediately prior to the Merger). JEDI is a limited partnership whose general partner is an affiliate of Enron Capital & Trade Resources Corp., a subsidiary of Enron Corp. ("Enron"). Mr. Robert A. Belfer, the Chairman of the Board and Chief Executive Officer of Belco and the beneficial owner of approximately 39% of the outstanding Belco Common Stock, is also a director and the beneficial owner of approximately 2.36% of the common stock of Enron (assuming full conversion into shares of common stock of Enron of Preferred Convertible Stock of Enron held by Mr. Belfer, family members and related trusts and including shares of common stock in which Mr. Belfer disclaims beneficial interest).

         On November 25, 1997 (prior to the Merger), Coda disposed of Taurus Energy Corp., a Texas corporation ("Taurus Corp."), which was a subsidiary of Coda, to unrelated third parties for $42 million in cash, which is described in
Item 2 below. Concurrently with the Merger, Belco contributed $23 million to Coda that Coda utilized, together with the funds from the Taurus disposition, to repay all of the debt outstanding under Coda's revolving credit facility (approximately $65 million in principal amount), plus accrued interest thereon, at the time of the Merger, and such credit facility was thereafter terminated. Belco funded the cash portion of the Merger consideration and the cash contribution to Coda through cash on hand and borrowings under Belco's $150 million revolving credit facility with a group of banks for which The Chase Manhattan Bank acts as Administrative Agent.

         As a result of the Merger, Coda will be required to make an offer to purchase all of the $110 million in principal amount of its 10 1/2% Senior Subordinated Notes, Series B, due 2006 (the "Coda Notes") currently outstanding at a price equal to 101% of the principal amount of the Coda Notes plus accrued and unpaid interest thereon. Notice of such offer is required to be made within 30 days following the closing of the Merger and such offer is required to remain open for a period of between 30 and 60 days.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 25, 1997 Coda completed the disposition (the "Disposition") of Taurus Corp., which was a wholly owned subsidiary of Coda, to Continental Natural Gas, Inc., an Oklahoma corporation ("CNG") and certain of its affiliates. The assets of Taurus Corp. consisted primarily of two natural gas processing facilities and approximately 700 miles of related gathering pipelines located in West Texas.

         The Disposition was effected pursuant to the terms of an Agreement and Plan of Merger dated as of November 24, 1997, by and among Coda, Taurus Holdings Corp., CNG, Continental/Taurus Holdings Company, L.L.C.,
Continental/Taurus Acquisition Corp. and Continental Holdings Company. CNG and its affiliates paid Coda an aggregate of $42 million in cash for Taurus Corp.

         CNG and its affiliates are unrelated parties to Coda and its affiliates. The consideration paid by CNG and its affiliates to Coda was determined by arm's length negotiations between Coda and CNG.

         As a result of the Disposition, the guarantee of the Coda Notes by Taurus Corp. was terminated.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                          Not Applicable

         (b)     PRO FORMA FINANCIAL INFORMATION.

                          Coda Energy, Inc. and Subsidiaries Unaudited Pro
                 Forma Condensed Financial Statements.

         (c)     EXHIBITS.

         Exhibit 2.1      --      Agreement and Plan of Merger, dated as of
                                  October 31, 1997, by and among Belco Oil &
                                  Gas Corp., Belco Acquisition Sub, Inc. and
                                  Coda Energy, Inc. (excluding schedules) filed as Exhibit 2.1 to Coda's Quarterly Report on
                                  Form 10-Q for the quarterly period ended
                                  September 30, 1997 (the "September 1997
                                  10-Q") and incorporated herein by reference

         Exhibit 2.2      --      Agreement of Coda Energy, Inc. to provide
                                  schedules to Agreement and Plan of Merger
                                  (Exhibit 2.1) filed as Exhibit 2.2 to the September 1997 10-Q and incorporated herein by reference

         Exhibit 2.3      --      Agreement and Plan of Merger, dated as of
                                  November 24, 1997, by and among Coda Energy,
                                  Inc., Taurus Holdings Corp., Continental
                                  Natural Gas, Inc., Continental/Taurus
                                  Holdings Company, L.L.C., Continental/Taurus
                                  Acquisition Corp., and Continental Holdings
                                  Company (excluding schedules)

         Exhibit 2.4      --      Agreement of Coda Energy, Inc. to provide
                                  schedules to Agreement and Plan of Merger
                                  (Exhibit 2.3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CODA ENERGY, INC.


Date: December 10, 1997

                                     By:  /s/ ROBERT A. BELFER
                                         ---------------------------------------
                                         Robert A. Belfer, Chairman of the Board
                                         and Chief Executive Officer

                       CODA ENERGY, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the sale by Coda Energy, Inc. ("Coda" or the "Company") of its wholly owned gas gathering and processing subsidiary, Taurus Energy Corp. ("Taurus").

         The accompanying unaudited pro forma condensed statements of operations of Coda for the year ended December 31, 1996 and for the nine months ended September 30, 1997, have been prepared as if the sale of Taurus had occurred on January 1, 1996. The accompanying unaudited pro forma condensed balance sheet of the Company as of September 30, 1997 has been prepared as if the sale of Taurus had occurred on that date.

         Pro forma data is based on assumptions and includes adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The unaudited pro forma condensed financial statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operation for any future date or period. These unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10- Q for the quarter ended September 30, 1997.

                       CODA ENERGY, INC. AND SUBSIDIARIES

                         UNAUDITED PRO FORMA CONDENSED
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (In thousands)


                                                    Coda Historical
                                                -----------------------
                                            47-Day Period    319-Day Period
                                                Ended            Ended
                                             February 16,     December 31,       Pro Forma
                                                 1996             1996          Adjustments      Pro Forma
                                              ----------       ----------       -----------      ----------
 REVENUE
    Oil and gas sales                           $ 8,079         $ 68,690                          $ 76,769
    Gas gathering and processing                  5,322           39,553         $(44,875)(a)          772
                                                                                      772 (b)
    Other income                                    168            2,139                             2,307
                                                -------         --------         --------         --------

                                                 13,569          110,382          (44,103)          79,848
                                                -------         --------         --------         --------
 COSTS AND EXPENSES

    Oil and gas production                        3,607           28,560                            32,167
    Gas gathering and processing                  4,567           32,825          (37,392)(a)          505
                                                                                      505 (b)
    Depletion, depreciation and
    amortization                                  2,583           24,031           (3,082)(a)       23,591
                                                                                       59 (b)
    General and administrative                      320            2,078             (786)(a)        1,612
    Interest                                      1,102           14,555           (2,902)(c)       12,755
    Stock option compensation                     3,199              ---                             3,199
    Writedown of oil and gas properties             ---           83,305                            83,305
                                                -------         --------         --------         --------

                                                 15,378          185,354          (43,598)         157,134
                                                -------         --------         --------         --------

 Loss before income taxes                        (1,809)         (74,972)            (505)         (77,286)

 Income tax benefit                                (511)         (26,683)            (171)(d)      (27,365)
                                                -------         --------         --------         --------

 Net loss                                       $(1,298)        $(48,289)        $   (334)        $(49,921)
                                                =======         ========         ========         ========

                       CODA ENERGY, INC. AND SUBSIDIARIES

                         UNAUDITED PRO FORMA CONDENSED
                            STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (In thousands)


                                                                  Coda          Pro Forma
                                                               Historical       Adjustments      Pro Forma
                                                               ----------       -----------      ----------
 REVENUE

    Oil and gas sales                                           $ 54,580                           $54,580
    Gas gathering and processing                                  32,712         $(32,712)(a)          542
                                                                                      542 (b)
    Other income                                                     846               77 (a)          923
                                                                --------         --------          -------

                                                                  88,138          (32,093)          56,045
                                                                --------         --------           ------
 COSTS AND EXPENSES

    Oil and gas production                                        25,734                            25,734
    Gas gathering and processing                                  27,956          (27,956)(a)          386
                                                                                      386 (b)
    Depletion, depreciation and
    amortization                                                  20,202           (2,394)(a)       17,853
                                                                                       45 (b)
    General and administrative                                     1,172             (587)(a)          585
    Interest                                                      12,128           (2,129)(c)        9,999
                                                                 -------         --------           ------

                                                                  87,192          (32,635)          54,557
                                                                 -------         --------           ------

 Income before income taxes                                          946              542            1,488

 Income tax expense                                                  625              182 (d)          807
                                                                --------         --------           ------

 Net income                                                     $    321         $    360           $  681
                                                                ========         ========           ======

                       CODA ENERGY, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (In thousands)

                                                                  Coda          Pro Forma
                                                               Historical      Adjustments       Pro Forma
                                                               ----------      -----------       ---------
                           ASSETS

 Current assets
    Cash                                                        $  8,708        $ 44,019 (e)      $ 10,727
                                                                                 (42,000)(g)
    Accounts receivable, net                                      12,486          (5,113)(e)         7,373
    Other current assets                                           1,117             (91)(e)         1,026
                                                                --------         -------         ---------

      Total current assets                                        22,311          (3,185)           19,126

 Oil and gas properties, net                                     234,636                           234,636
 Gas plants and gathering systems                                 32,182         (31,712)(e)           470
 Other property and assets, net                                    8,471            (395)(e)         8,076
                                                                --------         -------         ----------

      Total assets                                              $297,600        $(35,292)         $262,308
                                                                ========        ========          ========


            LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities
    Accounts payable                                            $ 11,059        $ (3,444)(e)      $  7,615
    Other current liabilities                                      6,390             (31)(e)         6,359
                                                                --------        --------         ---------

      Total current liabilities                                   17,449          (3,475)           13,974

 Long-term debt                                                   67,100         (42,000)(g)        25,100
 10 1/2% senior subordinated notes                               110,000                           110,000
 Deferred income taxes                                            37,396          (5,917)(e)        36,953
                                                                                   5,474 (f)
 15% cumulative preferred stock                                   20,000                            20,000
 Common stockholders' equity of management, net                    3,623                             3,623
 Other common stockholder's equity                                90,000                            90,000
 Retained earnings (deficit)                                     (47,968)         16,100 (e)       (37,342)
                                                                                  (5,474)(f)
                                                                --------        --------          --------

      Total liabilities and stockholders equity                 $297,600        $(35,292)         $262,308
                                                                ========        ========          ========

                       CODA ENERGY, INC. AND SUBSIDIARIES
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

   The unaudited pro forma condensed statements of operations are based on the audited statements of Coda for the 319- day period ended December 31, 1996 and on the unaudited statements of Coda for the 47-day period ended February 16, 1996 and the nine months ended September 30, 1997. The pro forma information adjusts the Company's historical results of operations for the sale of Taurus based upon the adjustments and assumptions described below.

   The pro forma balance sheets are based on Coda's unaudited balance sheet as of September 30, 1997 and upon the adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

   The accompanying unaudited pro forma condensed statements of operations have been prepared as if the sale of Taurus occurred on January 1, 1996 and reflects the following adjustments:

   (a) To eliminate the effects of Taurus' operations, net of any intercompany allocations which would continue.

   (b) To record operating activities related to assets retained by the Company.

   (c) To adjust interest expense for the savings resulting from the use of proceeds from the sale of Taurus ($42.0 million) to reduce debt outstanding under the Company's credit facility. The interest rate used was the Company's historical rate.

   (d) To adjust the provision for income taxes for the change in financial taxable income resulting from adjustments (a), (b) and (c).

   The accompanying unaudited pro forma balance sheet has been prepared as if the sale of Taurus occurred on September 30, 1997 and reflects the following adjustments:

   (e) To record the sale of Taurus for $42.0 million and adjustments to the sales price for the (i) pro forma working capital adjustment of $135,000 payable by Coda, (ii) pro forma development capital expenditure adjustment of $290,000 payable by the purchaser, (iii) elimination of Taurus' negative cash position of approximately $1.9 million, and (iv) the pro forma net book value of certain immaterial assets transferred between Coda and Taurus resulting in an increase in the purchase price of $309,000. The sale of Taurus results in a gain to Coda of $16.1 million.

   (f) To record the deferred tax provision related to the gain on sale of Taurus.

   (g)   To record repayment of long-term debt.

                                 EXHIBIT INDEX

         Exhibit No.
         -----------
         Exhibit 2.1      --      Agreement and Plan of Merger, dated as of October 31, 1997, by and among Belco Oil &
                                  Gas Corp., Belco Acquisition Sub, Inc. and Coda Energy, Inc. (excluding schedules)
                                  filed as Exhibit 2.1 to Coda's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 (the "September 1997 10-Q")  and incorporated herein by reference

         Exhibit 2.2      --      Agreement of Coda Energy, Inc. to provide schedules to Agreement and Plan of Merger
                                  (Exhibit 2.1) filed as Exhibit 2.2 to the September 1997 10-Q and incorporated herein by reference

         Exhibit 2.3      --      Agreement and Plan of Merger, dated as of November 24, 1997, by and among Coda Energy,
                                  Inc., Taurus Holdings Corp., Continental Natural Gas, Inc., Continental/Taurus
                                  Holdings Company, L.L.C., Continental/Taurus Acquisition Corp., and Continental
                                  Holdings Company (excluding schedules)

         Exhibit 2.4      --      Agreement of Coda Energy, Inc. to provide schedules to Agreement and Plan of Merger
                                  (Exhibit 2.3)